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                                                                   EXHIBIT 10.39

                             CONSTRUCTION CONTRACT

THIS CONSTRUCTION CONTRACT (hereinafter referred to as "Contract") is made and entered into by and between ESMOR CORRECTIONAL SERVICES, INC., 1819 Main Street, Suite 1000, Sarasota, Florida 34236, and BISON INDUSTRIES, INC. d/b/a A&S STEEL BUILDINGS INC., 5744 Canyon Drive, Amarillo, Texas 79109 (hereinafter referred to as "A&S").

                                  WITNESSETH:

WHEREAS, the State of Florida Correctional Privation Commission and First Union National Bank of Florida (hereinafter referred to as the "Trustee") intend to issue Certificates of Participation to finance the acquisition, design and construction of a 350 bed secure correctional facility for Youth Offenders between the ages of 14 to 18 years old to be located in Polk County, Florida (hereinafter referred to as the "Project");

WHEREAS, the Commission has found that Esmor meets the qualifications of Sections 957.04, Florida Statutes, and has the requisite:

         (a) qualifications, experience and management personnel necessary to carry out the terms of this Contract;

         (b) the ability to expedite the siting, design and construction of correction of correctional facilities, including the proposed correctional facility; and

         (c) the ability to comply with applicable leases, court orders and national correction standards.





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NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, and subject to the conditions herein set forth, the parties do hereby covenant, agree, and bind themselves as follows:

                                   ARTICLE I
                                  DEFINITIONS

For the propose hereof, the following capitalized terms shall have the meanings stated in this Article I, except as otherwise expressed provided or unless the context otherwise requires:

ACA Standards means the Standards for Adult Correctional Institutions (Third Editions, January 1990, as the same may be modified, amended, or supplemented in the future) published by the American Correctional Association.

Application of Payment means the form to be submitted by A&S as described in
Section 7.02 hereof.

Architect/Engineer or A/E means Hellmuth, Obata & Kassabaum, Inc. of Tampa, Florida.

A&S means Bison Industries, Inc., a Texas corporation, doing business as A&S Steel Buildings Inc.

Authorized Representative means any Person(s) at the time designated as such in writing by each party hereto and furnished to the other party which designation authorizes the designee(s) act for and bind the designating party with respect to matters covered hereby. In the case of Esmor, such designation shall be signed by the President or Vice President of Esmor. In the case of A&S such designation shall be signed by the President or Vice President of A&S. At the time, Esmor or A&S may designate any other person(s) as its Authorized Representative(s) by delivering to the other parts





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a written designation signed in the case of Esmor by Esmor's President, or in the case of A&S by A&S's President. Such designation shall remain effective until a new written instrument is filed with or actual notice is given to the other party that such designation has been revoked.

Bid Proposal means that certain letter dated December 23, 1995, from W.H. Attebury, President of A&S, to James F. Slattery, President of Esmor, setting forth A&S's bid proposal for the Project.

Certificate for Payment means the form to be submitted by A/E to Trustee, as described in Section 7.02 hereof.

Change means any addition to, deletion from, or modification of the Project or the Services that is made in accordance with the provisions of Article VIII hereof made by Change Order or Construction Change Directive.

Claim means a demand or assertion by a party hereto seeking, as a matter of right, adjustment or interpretation of contract terms, payment of money, extension of time or other relief with respect to the terms hereof, including any disputed or matters in question arising out of or related to the Contract Documents which pertain to the requested relief hereunder, as described in this sentence. All Claims must be made in writing, and the party making any such Claims shall be responsible for substantiating same, and for making such claims in a timely manner as they arise.

Commission means the Correctional Privatization Commission.

Commission Representative means the individual or firm selected by the Commission to represent its interests pursuant to Section 4.02 of the Development Agreement. The Commission Representative may also serve as the Project Inspector.





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Construction Fund means the financing proceeds held by the Trustee pursuant to the Indenture for the purpose of funding the development of the Project.

Construction Schedule means, as to the Project, the schedule of performance measures and benchmark or milestone for construction of such Project, which is set forth in Exhibit A attached hereto.

Contract Documents means this Contract, the Plans, Specifications, Bid Proposal, Development Agreement, and Related Construction Documents, together with Request for Proposals issued by the Commission and Esmor's response thereto as modified by the Bid Proposal, all of which documents are attached hereto by reference and become a part here of. In the event of a conflict between any requirement or provision of the Plans and Specifications and any other of the Contract Documents, the Plans and Specifications shall control.

Contract Price means all cost for services for the Projects, and any enlargements, improvements or extensions thereof or additions thereto (which amy affect the amount of the Contract Price), whether incurred prior to or after the date of this Contract, and, without limiting the generality of the foregoing, shall include:

         (1) the cost of the construction of all buildings and structures to be used as or in conjunction with such Project;

         (2) the cost of site preparation, including the cost of demolishing or removing any buildings or incident to providing such Projects;





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         (3)     the cost of architectural, engineering, legal, accounting and related services including the cost of preparation of plans, specifications, studied, surveys, inspection, estimates of cost and/or revenue;

         (4) cost incurred in connection with carrying out any inspections required or made pursuant to statute, rule, or agreement by the parties; and

         (5) the cost of all machinery, equipment, furnishings, and facilities necessary or incident to the equipping of the Project to the extent that cost is attributable to A&S under the Contract Documents; items of machinery, equipment, furnishings and facilities not included as a part of the Contract Price include, but may not be limited to, those items listed on Exhibit C to this Contract.

Corporation or Issuer means the Florida Correctional Finance Corporation located at Tallahassee, Florida.

Development Agreement means the contract for design and construction of the Project among Esmor, the Commission, and the Corporation, dated as of December 1, 1995.

Effective Date means the date specified as such in Section 2.01 hereof.

Esmor means Esmor Correctional Services, Inc.

Event of Default means any of the events or circumstances described in Section
12.01 with respect to A&S or Sections 12.03 with respect to Esmor.





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Final Acceptance/Completion means, as to the Project, the date as of which the
Project is accepted in accordance with Section 9.03, hereof.

Indenture means that certain Indenture of Trust, dated as of December 1, 1995, between the Corporation and the Trustee.

Minimum Standards means all local, state, and federal regulations, codes, laws, or other lawful requirements, ACA Standards and court orders applicable to the Project.

Payments means the installments of the Contract Price agreed to be paid in accordance with Sec. 6.02 of the Indenture directly to A&S, in accordance with the Schedule of Values required in Article VII hereof.

Person means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Plans and Specifications means the surveys, plans and specifications prepared for the Project having been, or to be, accepted in writing by the Commission and which are made a part hereof by reference, as those surveys, plans and specifications may be modified from time to time by Value Engineering or otherwise upon by Esmor and A&S in writing. The Plans and Specifications include those plans and specifications dated June 20, 1995, as well as all addendums to those plans and specifications which may have been agreed upon by Esmor and A&S prior to or at any time after the date of this Contract.

Project means the 350 bed secure correctional facility for Youthful Offenders between the ages of 14 and 18 years old to be located in





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Polk County, Florida, to be constructed in accordance with the Plans and
Specifications and the terms hereof.

Project Inspector means an individual or firm hired and compensated by the Commission to proved independent Project oversight for the Commission.

Punchlist Items means a list of items of work to be completed and deficiencies to be corrected, which items shall not affect the attainment of Substantial Completion. Such items must be complete before Final Acceptance can take place.

RFP means the Request for Proposal issued by the Commission dated as of October 21, 1994 for the designing, financing, acquiring, leasing, construction and operating of the Project.

Schedule of Values means the schedule of values to be used as a basis for progress payments to be made to A&S by Esmor during performance of Services, based on the then current percentage-of-progress of construction of the Project, and the value assigned to the different components of construction of the Project, as set forth in Exhibit B attached hereto.

Scheduled Completion Date means on or before expiration of the time period specified in Section 6.03 hereof, and is that date by which the Project must achieve Final Acceptance by the Commission.

Services or Work means all architectural and engineering design, procurement and construction of the Project furnished by A&S, including all labor, materials and facilities, and all other things that are required of A&S under the Contract Documents.

State means the State of Florida.





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Substantial Completion means the date jointly certified by A/E, the Project
Inspector, the Commission, Esmor and A&S that construction is so sufficiently complete in accordance with the Contract Documents that the Project may be utilized for its intended use, in accordance with Article 9, including that the project is operating and ready to accept state prisoners.

Term means the duration of the Contract as specified in Section 2.01.

Trustee means First Union National Bank of Florida.

Value Engineering - The use of products, designs, materials, or methods to accomplish the intended purpose of a component of the Project in a manner determined by A&S to be more cost effective than the manner provided for in the Plans and Specifications without compromising the goals of the Project.

                                   ARTICLE II
                                 TERM AND SCOPE

2.01 Effective Date and Term. This Contract shall become effective upon its execution and delivery by the parties (the "Effective Date"), and shall continue in full force and effect as to Project until expiration of the warranty and guaranty period provided for in Section 10.1 hereof (the "Term"), unless terminated prior thereto in accordance with the provisions hereof.

2.02 Independent Contractor. For all purposes hereunder, A&S is an independent contractor and shall not be deemed an "employee" of Esmore.
Neither A&S nor any of its subcontractors, sub-subcontractors, or vendors of any tier, nor any of their employees employed at the Project shall be deemed to be agents, representatives, employees, or servants of Esmor in the performance of their duties with respect to the Project.





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2.03   Subcontractors and Subcontractors.  A&S, in accordance with and taking into account State minority hiring policies, may subcontract any portion of the Services to be performed hereunder, but shall not hereby be relieved of any of its obligations set forth herein. At least five (5) calendar days before the execution of any subcontract by A&S, Esmor shall receive from A&S the name of the subcontractor with which it intends to subcontract, and A&S shall cause the subcontractor to identify its major sub-contractors to Esmor. Esmor may furnish A&S with any comments with respect to any such subcontractors. Esmor shall have the right to reject any subcontractor and bind A&S to that rejection if, and only if, the Commission rejects such subcontractor under its contract with the Commission for the construction of the Project. A&S shall bind each subcontractor to the terms hereof as far as applicable to such subcontractor's work, and shall require that each subcontractor performs it work in conformance with the Contract Documents. A&S may not change subcontractors without the prior written approval of Esmor.

                                  ARTICLE III
                                REPRESENTATIONS

3.01 Representations of A&S. A&S makes the following representations as the basis for undertakings hereunder.

         (a) A&S is a Corporation duly created and existing under the laws of the state of Texas, and is authorized to do business in the State of Florida;

         (b) A&S has due power and authority to enter into the transactions contemplated by this Contract and to carry out its obligations hereunder;

         (c) A&S has duly authorized the execution and delivery hereof and, assuming due execution and delivery by Esmor, this





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                 Contract constitutes a legal, valid, and binding agreement of
                 A&S, enforceable against A&S in accordance with its terms;

         (d) The Services performed by A&S under the Contract Documents including the Plans and Specifications shall be in accordance with applicable ACA Standards, applicable codes and standards including, but not limited to, Standard Building Code, Standard Mechanical Code, Standard Plumbing Code, National Electric Code, National Fire Protection Association Standards and applicable local, state, and federal laws, including, but not limited to, the laws concerning labor, equal employment, safety and minimum wages; without limitation, the Plans and Specifications, shall conform with applicable ACA Standards, applicable codes and standard, including but not limited to, Standard Building Code, Standard Mechanical Code, Standard Plumbing Code, National Electric Code, National Fire Protection Association Life Safety Code 101 and applicable local, state and federal laws, including, but not limited to, the laws concerning labor, equal employment, safety and minimum wages;

         (e) Neither the execution and delivery of this Contract, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, conflicts with or results in a breach of the terms, conditions, or provisions of any restriction or any agreement or instrument to which A&S is now a party or by which it is bound, or constitutes a default under any of the foregoing or results in the creation or imposition of any lien, charge, or encumbrance whatsoever upon the Project, except as provided in the Contract Documents; and





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         (f)     The Contract Price established in Article 7.01 is sufficient to construct and equip the Project in accordance with the Contract Documents with the exception of the FFE as listed in Exhibit C.

3.02 Representations of Esmor. Esmor makes the following representations as the basis for its undertakings hereunder:

         (a) Esmor has the requisite power to enter into this Contract and perform its obligations hereunder;

         (b) Esmor has duly authorized the execution and delivery hereof and, assuming due execution and delivery by A&S, the Contract constitutes a legal, valid, and binding agreement of Esmor, enforceable against Esmor in accordance with its terms;

         (c) Esmor is not in violation of any provision of any law that is in any manner material to its ability to perform its obligations hereunder; and

         (d) Neither the execution and delivery of this Contract, the consummation of the transition contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, conflicts with or results in a breach of the terms, conditions, or provisions of nay restriction or any agreement or instrument to which Esmor is now a party or by which it is bound or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge, or encumbrance whatsoever upon the Project, except as provided in the Contract Documents.





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                                   ARTICLE IV
                                    SERVICES

4.01 Architectural/Engineering. A&S shall perform, or cause to be performed by properly registered and qualified architects and engineers all necessary professional architectural and engineering services to design, prepare and detail the Plans and Specifications for the Project. A&S has retained the A/E with the approval of Esmor and the A/E has agreed to perform the following services:


         (a) design the Project so as to comply with Minimum Standards, the Request for Proposal, and Esmor's response thereto as modified by the Bid Proposal; provide administration of the contract for construction of the Project as described in the Contract acceptance by the Commission;

         (b) visit the Project site, as required by the agreement for architectural and engineering services between A&S and the A/E, and at intervals appropriate to the then current stage of construction in order to become generally familiar with the progress and quality of the completed construction work and to determine in general if the construction work is being performed in accordance with the Contract Documents;

         (c) review and approve or take other appropriate action upon submittals such as shop drawings, product data and samples, but only for the purpose of checking for conformance with information given and the design concept expressed in the Contract Documents, which reviews shall not be for the purpose of determining accuracy or completeness of any details such as dimensions and quantities, or for substantiating instructions for





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                 installation or performance of equipment or systems, which items remain the responsibility of A&S;

         (d) review A&S's Applications for Construction Payments, and based on its observations and evaluations thereof, certify the amounts due A&S in accordance with the Schedule of Values, and issue Certificates for Construction Payment in such amounts, all as set forth in Article VII hereof;

         (e) receive and review all written warranties and related documents required to be assembled by A&S upon Substantial Completion, and issue a final Certificate for Construction Payment upon A&S's compliance with the requirements of the Contract Documents, all as set forth in Article VII hereof;

         (f) prepare Change Orders, Construction Change Directives and addendum to the Plans and Specifications when initiated by Esmor or A&S, if necessary, and authorize minor changes in the construction work as provided in Article VIII;

         (g) conduct inspections to determine the date or dates of Substantial Completion and the date of Final Acceptance.

A/E will not have control over or charge of, and is not responsible for, construction means, methods, techniques, sequences or procedures or for safety precautions and programs in connection with the Services. Interpretations and decisions of A/E will be consistent with the intent of, and reasonably inferable from, the Contract Documents and will be in writing or in the form of drawings.





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4.02   Commission's Representative.  The following duties will be performed by a qualified individual to be designated in writing by the Commission. That individual shall not be an employee, agent, partner or business associate of Esmor in any manner. Such person shall file with the Commission, prior to undertaking any of the following duties, a certificate of his independence from A&S:

         (a) reject construction work that does not conform to the Contract Documents and, when deemed necessary or advisable, require additional inspection or testing of the construction work;

         (b) prepare Change Orders and Construction Change Directives initiated by the Commission or Corporation;

         (c) conduct inspection to determine, in conjunction with the A/E, the date or dates of Substantial Completion and the date of Final Completion;

         (d) interpret and decide matters concerning performance under, and requirement of, the Contract Documents upon written request of either Esmor or the Commission, which interpretation and decision shall be made with reasonable promptness and within any time limits agreed upon; provided, however, that if there is no agreement concerning any such time limits, then Commission's Representative shall furnish such interpretations within five (5) days after receipt of a written request therefor. Interpretations or determinations of the intent of the Plans and Specifications created by A/E shall be issued only after consultation with the A/E.

The authority of the Commission Representative to approve change orders and to provide inspections to determine progress is specifically for the benefit of the Commission, and in no way is to





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be interpreted as replacing the duties of the A/E as set forth in Article 4.01, above.

4.03 The Project Inspector will be the on-site Authorized Representative of the Commission and the Corporation during construction of the Project. The Project Inspector has the authority to act on behalf of the Commission and the Corporation to the extent provided in the Contract Documents and its agreement with the Commission. The Project Inspector, among other things, shall:

         (a) validate amounts owing to A&S based on observations at the site and evaluations of the A&S's Application for Construction Payment;

         (b)     approve proposed Changes to the Project;

         (c) provide inspections to determine progress, the date of Substantial Completion and Final Completion;

         (d) reject construction work that does not conform to the Contract Documents and, when deemed necessary or advisable, require additional inspection or testing of the construction work; and review written warranties and other documents required to be assembled by A&S.

The authority for the Project Inspector or Commission Representative to approve change orders and to provide inspects to determine progress is specifically for the benefit of the Commission, and in no way is to be interpreted as replacing the duties of the A/E as set forth in Article 4.01 above.

4.04 Construction. A&S shall perform or cause to be performed, the following construction services:

         (a)     Provide for permitting for construction of the Project;





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         (b)     provide for all construction supervision, inspection, labor, materials (unless otherwise specified all materials to be incorporated into the Project shall be new), tools, construction equipment and subcontracted items necessary for construction of the Project in accordance with the Contract Documents, including handling and warehousing of materials, supplies and equipment;

         (c) maintain or cause to be maintained an adequate inspection system and perform or cause to be performed such inspections and testing as will ensure that construction of the Project is performed in accordance with the requirements of the Contract Documents, recording all such inspections so performed and providing a copy thereof to Esmor, the A/E and the Project Inspector, which the Commission, or its Authorized Representatives, may review at their discretion from time to time; and

         (d) construction of the Project in accordance with the Contract Documents.

4.05 Machinery, Equipment and Furnishings. A&S shall procure or cause to be procured for the Project all machinery, equipment and other furnishings provided for in the Contract Documents including the Plans and Specifications. Such machinery, equipment and furnishings shall not include any of the fixtures, furnishings and equipment included in Exhibit C. Such machinery, equipment and furnishings shall be included in the Construction Costs of the Project and delivered prior to Final Acceptance of the Project. To the extent a brand, type, model number and quantity for any such capital asset was specified in Esmor's proposal submitted to the Commission (and not superseded by a specification in the Plans and Specifications or this Contract), the designation in Esmor's proposal to the Commission shall control; provided, however, that





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A&S is entitled and encouraged to use Value Engineering in satisfying its obligations under this Contract. On or before Final Acceptance, Esmor, the Commission, and A&S or their Authorized Representatives shall jointly prepare a property inventory listing of each item and noting the condition of each such item of machinery and equipment for the Project as provided by A&S. Unless otherwise specified herein, all furniture, fixtures and equipment incorporated into the Project shall be new and shall be installed by Esmor. The fixtures, furniture and equipment as indicated on Exhibit C will be provided by Esmor.

4.06 Commencement of Services. A&S shall commence performance of Services hereunder when the following conditions precedent have occurred:

         (a) all necessary permits and approvals, including modification thereof, that are preconditions to commencement of construction of the Project have been issued;

         (b) A&S has furnished or caused to be furnished the certificates of insurance evidencing that A&S has obtained or caused to be obtained the insurance required in Article XI and the RFP as to the Project, which certificates shall contain a provision that coverage afforded under the policies will not be canceled or changed until at least thirty (30) days prior written notice has been given to Esmor, the Corporation and the Commission;

         (c) A&S has furnished or caused to be furnished performance bonds as required by Section 11.05;





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         (d)     notwithstanding delays caused by the provisions of this
                 Article 4.05, the date for Substantial Completion set forth in
                 Article 6.03 shall not be extended.

4.07 Incorporation of the Bid Proposal by Reference. The Bid Proposal is hereby incorporated by reference into and made a part of this Contract. The terms and provisions of the Bid Proposal will remain in effect with respect to all work performed on the Project except as heretofore or hereafter expressly modified in a writing signed by both Esmor and A&S.

4.08 Sewer and Water Lines. Esmor shall cause to be brought to the property line for the site of the Project sewer and water lines for connection to the facility in accordance with the Plans and Specifications, and shall cause those lines to be in operating condition no later than seventy-five days prior to the Scheduled Completion Date. The sewer and water lines shall be adequate to serve the needs of the facility consistent with the requirements of the Plans and Specifications for all purposes. A&S shall not be required to install pumps, storage tanks, or other devices or equipment to cause adequate volume and pressure to be available to the facility at any time, including times of peak usage.

                                   ARTICLE V
                 INFORMATION AND ITEMS TO BE FURNISHED BY ESMOR

5.01 Information. Esmor shall provide A/E and A&S with all technical information relative to court orders, regulations and policy changes, that are possessed by or accessible to Esmor that have been or may be issued regarding the Project or are pertinent thereto, and such requirements shall be ongoing during the term hereof.

5.02 Titles and Permits. Esmor shall cooperate in a reasonable and timely manner with A&S to enable A&S to secure, at A&S's expense,





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permits, environmental permits, and licenses necessary for the engineering, procurement, construction and completion of the Project, including licenses required to permit A&S to do business in the jurisdictions where Services are to be performed, and local building permits and licenses that are required for actual construction of the Project; any failure by Esmor to cooperate in accordance with the foregoing may result only in adjustment to the Construction Schedule and not an adjustment to the Contract Price.

5.03 State Sales Tax. The parties hereto agree that the Project, as constructed in accordance with this Contract, will be subject to state and local sales taxes. The Contract Price of the Services as provided in Section
7.01 hereof includes the cost of such taxes and such costs will be paid by A&S from said amount, it being expressly understood that the Corporation, the Commission and Esmor shall have no liability with respect to the payment of such taxes.

                                   ARTICLE VI
                    CONSTRUCTION COMMENCEMENT AND MONITORING

6.01 Construction Commencement. Actual physical commencement of construction shall occur:

         (a) Upon the date of this Contract and shall continue until the Project is complete. A&S shall within thirty (30) days of the date of this Contract prepare and submit to the A/E a construction schedule in quadruplicate graphically depicting the activities contemplated to occur as a necessary incident to performance of the work required to complete the Project, showing the sequence in which A&S proposes for each such activity to occur and the duration (dates of commencement and completion, respectively) of each such activity. An example of an acceptable form of such a construction schedule is contained in Appendix A of the Corps of Engineers'





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                 Regulation ER 1-1-11 entitled "Network Analysis System", a copy of which is available to A&S from the Architect/Engineers, upon request. Other forms of construction schedules, such as "Timeline", "Primavera", "Project Workbench", or "Super project", which provide the same kind of information and employ the same basic principles as illustrated in Appendix A of the Corps of Engineers' Regulation ER 1-1-11 will be acceptable to Esmor if used by A&S.

         (b) Following development and submittal of the construction schedule as aforesaid, A&S shall, at the end of each calendar month occurring thereafter during the period of time required to finally complete the subject Project, or at such earlier intervals as circumstances may require, update and/or revise the construction schedule to show the actual progress of the work performed and the occurrence of all events which have affected the progress or performance of the work already performed or will affect the progress of the performance of the work yet to be performed in contrast with the planned progress of performance of such work, as depicted on the original construction schedule and all updates and/or revisions thereto as reflected in the updated and/or revised construction schedule last submitted prior to submittal of each such monthly update and revision. Each such update and/or revision to the construction schedule shall be submitted to the A/E in duplicate. Failure of A&S to update, revise, and submit the construction schedule as aforesaid shall be sufficient grounds for the A/E to find A&S in substantial default and certify to the Commission's Representative that sufficient cause exists to terminate the Contract or to withhold payment to A&S until a schedule or schedule update acceptable to the A/E is submitted.





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6.02   Scheduled Completion Date.  A&S shall perform services to achieve
Substantial Completion of the Project on or before 365 days after the closing of the sale of the certificates of participation referred to in Article IV of the Trust Agreement. Within forty-five (45) days after Substantial Completion, the Project shall achieve Final Completion.

6.03 ACA Standards. The design and construction of the facility shall meet the applicable standards of the American Correctional Association and the requirements of all applicable court orders and state law, and the Contract Documents, including the RFP. In the absence of its receipt of written notice to the contrary, A&S shall be entitled to presume that the Contract Documents, including the Plans and Specifications, satisfy the requirements of this paragraph.

                                  ARTICLE VII
                                  COMPENSATION

7.01 Fixed Price. In consideration of the performance and subject to the conditions of the Contract, A&S shall be paid for its services the fixed price of Thirteen Million Nine Hundred Ninety-six Thousand One Hundred Fifty and No/100 Dollars ($13,996,150.00). The Contract Price shall be paid to A&S in accordance with the Schedule of Values set forth in Exhibit B, and the further provisions of Article VII hereof. At the time of the Construction Commencement Date, A&S shall be paid a mobilization payment of One Million Five Hundred Forty-Seven Thousand Twenty and No/100 Dollars ($1,547,020.00) for costs incurred on or before the Construction Commencement Date. This mobilization payment is part of the Fixed Price.





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

7.02   Payments

         (a) Progress Payments. A progress payment disbursement from the Construction Fund, subject to the procedures set forth herein and in the Indenture and in the Related Documents which pertain to approval of Construction Fund disbursements, shall be made to A&S by the Trustee each month in the amount of Ninety-five percent (95%) of the portion of the contract sum properly allocable to labor, materials and equipment incorporated into the work and Ninety-five percent (95%) of that portion of the contract sum properly allocable to materials and equipment suitable stored at the site or at some other locations agreed upon in writing by the parties, less the aggregate of previous payments. Five percent (5%) of the amount of each Certificate for Payment shall be retained from A&S until the date of Final Acceptance. Disbursements from the Construction Fund shall be made to A&S upon receipt by the Trustee of an Application or Requisition for Payment executed by an authorized officer of A&S, together with a Certificate for Payment (the form of both of which is attached hereto as Exhibit D) executed by the A/E and concurred with by the Corporation and the Commission in accordance with Sec. 6.03 of the Indenture and subsection (c) below. A&S, Esmor, the Corporation and the Commission in accordance with Sec. 6.03 of the Indenture and subsection (c) below. A&S, Esmor, the Corporation and the Commission shall comply with all requirements contained in the Indenture and Related Documents with respect to Applications and Certificates for Payment. Title to all material and work covered by Payments made shall thereupon become the sole property of the Corporation, subject to the Trustee's lien, if any; provided that (i) the work and material shall remain in the possession and control of A&S pending final acceptance; (ii) no such progress payment or transfer shall constitute an acceptance or begin the running of





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                 any time period within the meaning of the performance bond;
                 (iii) the work and material shall remain covered by and insured pursuant to any insurance policy, including builders' risk and/or casualty loss policy, required pursuant to this Construction Contract; and (iv) this provision shall not be construed as relieving A&S from the responsibility for the care and protection of such material and work or the restoration of any damaged construction work, or as a waiver of the right of Esmor to require the fulfillment of all of the terms hereof. Notwithstanding any provision of this subsection 7.02 (a) to the contrary, A&S shall be deemed to have a property interest in and to the material and work, prior to the Final Acceptance of the Project, to the extent, if any, as may be necessary to retain all the benefits and protections afforded to the Corporation, the Commission, the Trustee, A&S and Esmor by the terms and provisions of any insurance policy or performance bond.

         (b) There shall be a monthly progress meeting between Esmor, A&S, the Project Inspector, the A/E, the Corporation, and the Commission, at which time the parties will consider and review A&S's proposed Application for Payment for that month. On the twenty-fifth (25th) day of each calendar month, A&S shall submit to the A/E and Esmor an itemized Application for Payment for the Project in accordance with the Schedule of Values and based on the percentage of work completed and materials delivered to the Project or stored off site in a bonded warehouse, less the amount of prior payments. The Application for Construction Payment to be submitted by A&S shall include:

                 (1)      the requisition number;





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                 (2)      the amount to be paid;

                 (3) that each obligation evidenced thereby is presently due in accordance with the Schedule of Values set forth in EXHIBIT B, as same may have been adjusted in accordance with the terms hereof, and has not been the basis of any previous payment;

                 (4) that A&S is not on the date thereof in default of any of its representations, warranties, and covenants under the Contract Documents; and

                 (5) that A&S warrants that title to all Project work covered by the Application for Payment will have passed to the Corporation no later than the time of payment. A&S further warrants that upon submittal of an Application for Payment all Project work for which Certificates for Payments have been previously issued and payments received from the Trustee shall, to the best of the A&S's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor or A&S, subcontractors, material suppliers, or other persons, or entities making a claim by reason of having provided labor, materials and equipment relating to the Project.

                 (6) Copies of invoices from suppliers for all furnishings, equipment and fixtures which have been received by A&S and are stored on site or stored in a facility approved by the Commission.

         (c)     Certificate for Payment.   Immediately upon receipt of an
                 Application for Payment, the A/E shall forward a copy thereof to Esmor, the Corporation, and the Project





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                 Inspector.  Within seven (7) days after receipt of A&S's
                 Application for Payment, A/E shall notify Esmor, the Corporation, the Project Inspector, and the Commission in writing of its analysis of A&S's basis for Application for Construction Payment and that it either intends to issue a Certificate for Payment, or that it intends to withhold certification in whole or in part. The Corporation, the Project Inspector, and the Commission shall evidence in writing their concurrence or nonconcurrence with such A/E intended action within three (3) business days after receipt of said notices. Any disputes with respect to the amount of any Application or Certificate for Construction Payment shall be resolved in accordance with subsection (e) below. The issuance of a Certificate for Construction Payment by A/E and signed by A&S, Esmor, the Project Inspector, the Corporation and the Commission will constitute a representation by A/E that based on observations at the site up to the date of the Application for Payment, the construction work has progressed to the point indicated and that, to the best of A/E's knowledge, information and belief, the quality of the work is in accordance with the Contract Documents.

         (d) Upon Trustee's receipt of a Certificate for Payment and Application for Payment as provided in this Article 7.02, Trustee shall make payment to A&S in accordance with Sec. 6.02 of the Indenture.

         (e) A/E may refuse to certify payment and withhold a Certificate for Payment in whole or in part, either on its own or because of Esmor's, the Corporation's or Project Inspector's failure to concur therewith, in accordance with subsection (c) above. If A/E is unable to certify payment in the amount of the Application submitted by A&S, A/E will promptly notify A&S thereof.





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                 If A&S, Esmor, the Commission, A/E, the Corporation and the
                 Project Inspector cannot agree on a revised amount, A/E will, within five (5) days of the aforesaid notification, promptly issue a Certificate for Payment as to the undisputed amount, if any, with respect to which A/E certifies and the Corporation and the Project Inspector concur in writing with such payment, if any. Either A/E or the Project Inspector may, because of subsequently discovered evidence or subsequent observation, revise the whole or a part of a Certificate for Payment previously issued as may be necessary because of:

                 (1)      defective work not remedied;

                 (2)      third party claims filed against A&S;

                 (3) failure of A&S to make payments promptly for labor, materials or equipment or to subcontractor;

                 (4) reasonable evidence that the Project cannot be completed for the unpaid balance of the Contract Price;

                 (5) reasonable evidence that the Project will not be completed within the Construction Schedule, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

                 (6) persistent failure to carry out the Project work in accordance with the Contract Documents.





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

Any dispute regarding the amount certified for payment by A/E shall be subject to resolution in accordance with the provisions of Article XIV.

7.03 Source of Payment. Notwithstanding any other term of this Contract, the parties hereto agree that the obligation to make any payment to A&S, shall be satisfied solely to the extent there are amounts on deposit in the Construction Fund sufficient to pay the amount owed; provided, however, that in the event sufficient funds should not be on deposit in the Construction Fund with which to make payment to all parties then entitled to payment from the Fund, A&S shall be paid all amounts then due to it even if as a result of making payment to A&S there are not sufficient funds remaining in the Construction Fund with which to make payment in full to other parties. Neither the Corporation nor the Commission shall be obligated to issue additional certificates of participation (as defined in the Indenture) to complete the Project or to pay any obligation due hereunder. A&S agrees to look solely to the Construction Fund for payment of any and all sums of whatever kind and nature, due on or to become due under this Contract, not to exceed the Contract Price. Esmor's liability to A&S for any sums due or to become due under this Contract is expressly conditioned and contingent upon the release of such sums from the Construction Fund; provided, however, that A&S shall be entitled to rely upon instruction from Esmor with respect to modifications or additions to the performance of A&S's work and if, for whatever reason, funds are not released from the Construction Fund with which to Pay for such modifications or additions performed pursuant to Esmor's instructions, Esmor shall nonetheless be responsible to A&S for the cost of such additions or modifications and they shall be paid for by Esmor upon the same schedule of payment which would apply if payment was being made by release from the Construction Fund.





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                                  ARTICLE VIII
                                    CHANGES

8.01 Changes to Project. The provisions of this Article VIII shall apply to any change in the Project after execution of this Contract. No change shall be made that would cause the Project to fail to conform with applicable Minimum Standards, the standards contained into he RFP and Esmor's response thereto as modified by the Bid proposal, or any other of the Contract Documents. Subject to A&S's right to use Value Engineering, it is understood and agreed that no substitutions for major components of the Project specified in the Contract Documents to be used in construction of the Project shall be made by A&S with out prior written approval of Esmor, the A/E, the Commission, and the Project Inspector.

8.02 Minor Changes. In addition to Value Engineering, the A/E and A&S may order minor changes to the Project that enhance or do not detract from the reliability or utility of the Project or any components parts thereof, provided that such Changes are not inconsistent with the intent of the Contracts Documents, do not substantially alter the design or appearance of the Project or result in any adjustment to the Contract Price, Schedule of Values, or Scheduled Completion Date. Prompt notice to Esmor, A&S, the A/E and the Project Inspector of any such Changes shall be required.

8.03 Changes in the Work. During the course of A&S's performance of the work necessary to complete the subject Project, certain events may occur which will have the effect of changing the conditions under which the work is to be performed as specified and described in the RFP and Esmor's response thereto, and/or the nature and extent of the work as specified and described in the Contract Documents. The occurrence of such events may cause A&S to incur greater or less cost expense to perform the work required to complete the subject Project than planned to be incurred in





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

A&S's proposal, in which event A&S or Esmor shall respectively be entitled to either an increase or decrease in the Contract Sum, whichever is the case, to the extent such greater or less cost and expense results, and in which event the party entitled to the benefits of any such adjustment to the Contract Price shall, within twenty-one (21) calendar days from the first occurrence of such event(s), present written demand therefore on the other party. Should A&S and Esmor be unable to settle and dispose of such demand within thirty (30) calendar days from the date any such claim is presented, upon terms and conditions mutually agreeable to A&S and Esmor, then such demand shall be subject to the provisions of Article XIV of this Contract.

The parties acknowledge that in negotiating the fixed Contract Price to be paid to A&S under this Contract, certain cost estimates and projections have been made by A&S in establishing the amount of its fixed price proposal. No variation in the actual costs incurred by A&S (as a result of Value Engineering or otherwise) shall in and of itself be considered to be an event which has the effect of changing the conditions under which the work is to be performed.

All adjustments to the Contract Price resulting from a change in the work shall be determined by the measure of actual, or estimated as the case may be, out-of-pocket costs and expenses incurred or spared by A&S, for labor, materials, equipment, and equipment rental, plus overhead and profit thereon, for performing the changed work.

         (a) Labor costs shall be inclusive of all direct job site costs for estimation, laying out, mechanics' wages and laborers' wages, together with all payroll taxes, payroll assessments, and insurance premiums paid for such labor.





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

         (b) All material costs equipment costs and equipment rental costs shall be trade discount rates, plus State Sales Tax, where applicable.

         (c) Overhead and profit shall be inclusive of all project management, project administration, superintendence, project coordination, project scheduling and other administrative support functions and services, whether performed on the job site or off the job site and general support equipment. Overhead and profit shall be determined as follows:

                 (1) Overhead and profit shall be calculated at the rate of 15% of A&S's labor, material, equipment and equipment rental costs, incurred or spared, as measured under the preceding paragraphs for changes in the work performed by the officers, employees or subsidiaries of A&S;

                 (2) Overhead and profit shall be calculated at the rate of 7.5 percent of A&S's sub-contractors' actual labor, material, equipment rental costs, incurred or spared, as measured under the preceding paragraphs, plus 15% of all such costs, as overheads and profit to A&S's subcontractors, for all changes in the work performed by the officers, employees or subsidiaries of A&S's sub-contractors.

         (d) In addition to the foregoing, all adjustments to the Contract Sum resulting from a change in the work shall include all out-of-pocket expenses, incurred or spared, in performing the changes in the work for:





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                 (1)      Paying the premiums required to obtain Performance
                          Bonds and Labor and Material Payment Bonds called for by the Contract Documents;

                 (2) Paying the fee(s) required for licenses or permits called for by changes in the work;

                 (3) Paying for delivery of materials or equipment to the job site;

                 (4) Paying for storage of materials or equipment before use thereof in performing changes in the work; and

                 (5) Paying for testing required by the changes in the work.

         (e) In the event A&S demands in the Contract Price, such demand shall be accompanied by paid receipts or other such written evidence reasonably satisfactory to Esmor itemizing the costs and expenses incurred as a result of the event(s) constituting the changes in the work.

8.04 Delays. A&S's remedies for delays in the progress of the Work, or for changes in the Work, shall be limited to those provided in this Article. A&S's exclusive remedy for delays in performance of the contract caused by events beyond its control shall be a claim for equitable adjustment in the contract time; provided, however, in as much as the parties expressly agree that overhead costs incurred by A&S in constructing the Project for delays in performing the Work cannot be determined with any degree of certainty, it is hereby agreed that in the event A&S is delayed in the progress of the Work after Commencement of Construction or causes beyond its control and attributable only to acts or





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omissions of the Commission or Esmor, A&S shall be entitled to compensation for overhead and profit costs either:

         (a) as a fixed percentage of the actual cost of the change in the Work, if the delay results from a change in the Work, or

         (b) if the delay results from other than a change in the Work, at an amount for each day of delay calculated by dividing an amount equal to a percentage of the original contract sum determined on the graph enclosed as Exhibit G by the number of calendar days of the original contract time.

In the event of a change in the Work, A&S's claim for adjustments in contract sum are limited exclusively to A&S's actual costs for such changes plus fixed percentages for overhead, additional, costs, as specified in herein.

The forgoing remedies for delays and changes in the Work are to the exclusion of, and thus eliminate, the total cost concept (that is, computing A&S's additional costs for changes in Work or the costs of a delay in the progress of the Work by comparing A&S's total actual costs with its original estimate, see McDevitt & Street Company v. Department of Management Services State of Florida, 377 So. 2d 191, (Fla. 1st DCA 1979)) as a method of determining A&S's costs associated with a change in the Work or with a delay in the progress of the Work.

No provision of this contract shall be construed as a waiver of sovereign immunity by the Owner.

8.05 Claims and Disputes. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the claim.





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

No provision of the Contract Documents makes or is intended o make provision for recovery by A&S of damages for delay. All claims, disputes or controversies under this contract shall be determined and settles as provided herein.

8.06 Time Limits on Claim. Claims by either party must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

8.07   Continuing Contract Performance.   Pending final resolution of a Claim
unless otherwise agreed in writing A&S shall proceed diligently with performance of the Contract and payments shall continue to be made in accordance with the Contract Documents.

                                   ARTICLE IX
                                   ACCEPTANCE

9.01 Substantial Completion of Project. When A&S considers that the Project is substantially complete, A&S shall notify the A/E and the Project Inspector that the Project is ready for a Substantial Completion Inspection. Upon receipt of A&S's notice, the A/E, Esmor, and Project Inspector or Commission Representative will make an inspection to determine whether the Project is substantially complete and will compile a list of items needing completion. If such inspection discloses any item, whether or not included on A/E's lists, which is not in accordance with the requirements of the Contract Documents, A&S shall, before issuance of the Certificate of Substantial Completion, complete or correct such item. Failure to include an item on such list does not alter the responsibility of A&S to complete all work in accordance with the Contract Documents. A&S, after notice to Esmor, shall then submit





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a request for another inspection by the A/E and Project Inspector or Commission
Representative to determine Substantial Completion. When the A/E and Project Inspector or Commission Representative determine that the Project is substantially complete, the A/E will prepare, and the A/E, Esmor, and A&S shall execute and deliver to the Corporation, the Commission and the Trustee a Certification of Substantial Completion. The Certification of Substantial Completion shall establish responsibilities of Esmor and A&S for security, maintenance, heat, utilities and insurance. A list of any outstanding items required for Final Acceptance of the Project (the "Punchlist Items") shall accompany the Certificate of Substantial Completion. Warranties required by the Contract Documents shall commence on the date of Substantial Completion unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Completion shall be submitted to the Corporation, Project Inspector, and the Commission for their written acceptance. The Certification of Substantial Completion shall include a certificate by the A/E, based upon its knowledge, information, and belief, that the Project as contract documents and the record drawings for the Project.

9.02 Punchlist Items. Upon Substantial Completion of the Project, A&S shall remain responsible for any Punchlist Items that are required for Final Acceptance of the Project. A&S shall complete all such Punchlist Items within forty-five (45) calendar days after Substantial Completion, unless the parties agree otherwise. A&S shall provide Esmor, or its designees, with all equipment manuals and a record set of drawings.

9.03 Final Acceptance. Upon receipt of the Completion Certificate issued by the A/E, together with an Application for Final Payment, the Project Inspector and/or other Authorized Representative of the Commission will promptly make such inspection of the Project and when the project if found acceptable under the Contract Documents,





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shall issue an acceptance certificate.  At such time the A/E will promptly issue a final Certificate for Construction Payment and arrange for the issuance of a Certificate of Occupancy from the appropriate agency. Final Acceptance shall occur when the A/E's Final Certificate for Construction Payment is approved by the Corporation and the Commission, the A/E has issued his certification and a Certificate of Occupancy has been issued. The A/E's final Certificate for Construction Payment will constitute a further representation that conditions listed in Subparagraph 9.04 precedent to A&S's being entitled to final payment have been fulfilled.

9.04 Final Payment. Neither the final payment nor the remaining retained percentage shall become due until A&S submits to A/E for transmittal to Esmor, the Corporation, and the Commission (1) an affidavit that all payrolls, bills for materials and equipment, and other indebtedness connected with the work for which the Corporation, Esmor, or their respective property is responsible, have been paid or will be paid or otherwise satisfied within thirty (30) days after receipt of final payment, (2) consent of surety to final payment, (3) documents purporting to be complete and legally effective releases or waivers (satisfactory to Esmor, the Corporation and the Commission) of all liens arising out of or filed in connection with the project, (4) the inventory required by Section 4.04 hereof. If any subcontractor or supplier refuses to furnish a release wavier as required herein, or if A&S genuinely disputes the amount claimed to be due to nay subcontractor or supplier, A&S may furnish a bond satisfactory to Esmor, the Corporation and the Commission to indemnify the Corporation and Esmor against any such claim. Following Final Acceptance, A&S shall submit to A/E and Esmor a statement showing the balance of the Contract Price remaining due, excluding the amount of such request shall be paid to A&S. It is understood and agreed however that the amount held as retainage shall not be paid to A&S until thirty (30) days after the





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date of Final Acceptance.  Final Payment hereunder shall not constitute an acceptance of any work not in accordance with the Contracts Document, and shall not constitute a wavier of any claims against A&S.

                                   ARTICLE X
                    RESPONSIBILITIES AND LIABILITIES OF A&S

10.01 Warranties. In addition to any other warranties of A&S contained herein, A&S and its subcontractors, suppliers and vendors of every tier shall perform Services in accordance with good engineering and construction practices and in accordance with approved practices and customs and Minimum Standards. A&S will provide to Esmor all warranties and guarantees required by the Plans and Specifications, which warranties and guarantees shall be furnished by its subcontractors and vendors of every tier, and all such warranties and guarantees shall be addressed to and in favor of the Corporation and the trustee, in accordance with the Indenture, and delivered to Esmor at Substantial Completion. The Services shall be provided and the Project shall be constructed, erected, and assembled in a good and workmanlike manner, in accordance with the Plans and Specification. A&S warrants and guarantees all work required by this contract against defects in materials, equipment, and workmanship for one (1) year from the date of Substantial Completion. Upon receipt of written notification required by Section 10.02, A&S agrees, and shall have its subcontractors and suppliers agree, to remedy any defects in materials, equipment, or workmanship or nay other deficiencies occurring within the warranty and guarantee period. After notice, if A&S fails to promptly comply with their terms of the warranties contained in the Section 10.01, Esmor, the Corporation, the Commission, or the Trustee may have the defects corrected and A&S and the Project surety shall be liable for all expenses thereby incurred.





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10.02   Deficiencies. After discovery of any defects or deficiencies in the
Project, A & S shall correct it promptly after receipt of written notice from the A/E, Esmor, Commission, Project Inspector or Corporation to do so. The one year warranty period shall be extended with respect to portions of the work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the work. This obligation shall survive final acceptance of the project and termination of the contract.

10.03 Warranties and Implied Warranties. A&S warrants to Esmor that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Project will be free from defects not inherent in the quality required or permitted, and that the Project will conform to the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. A&S's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the A&S, improper or insufficient maintenance, improper operation, or normal wear and tear under usage. If required by the A/E, A&S shall furnish satisfactory evidence as to the kind and quality of material and equipment.

EXCEPT AS MAY PROVIDED IN THIS ARTICLE 10, THERE ARE NO IMPLIED WARRANTIES OR GUARANTEES OF A&S THAT EXTEND BEYOND THOSE EXPRESSED IN THIS CONTRACT, IF ANY, AND A&S DISCLAIMS, AND ESMOR WAIVES, ANY IMPLIED WARRANTY OR WARRANTIES IMPOSED BY LAW, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR PARTICULAR PURPOSE, AND OF CUSTOM AND USAGE.

10.04   Liquidated Damages   In as much as failure to complete the project
within the time fixed above will result in substantial injury to the Esmor, and as damages arising from such failure





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cannot be calculated with any degree of certainty, it is hereby agreed that if the project is not Substantially Completed by the date established as the Completion date established as the Completion Date in Article 6.02 above, or within such further time, if any, as in accordance with the provisions of the Contract Documents shall be allowed for such Substantial Completion, subject to any delay excused by other provisions of this Contract, A&S shall pay to Esmor as liquidated damages for such delay, and not as a penalty, Two Thousand Three Hundred Sixty-Four and No/100 Dollars ($2,364.00) for each and every calendar day elapsing between the date fixed for Substantial Completion above the date such substantial completion shall have been fully accomplished. It is also hereby agreed that if, following the issuance of the Substantial Completion Certificate, the project is not finally completed within the time requirements of Article 6.02 above and the contract Document, A&S shall pay to Esmor as liquidated damages and not as a penalty, for each day of such delay, the sum of Two Hundred and Fifty ($250.00) Dollars. This provision of liquidated damages for delay shall in no manner affect Esmor's right to terminate the contract as provided in the contract Documents. Esmor's exercise of the right to terminate shall not release A&S from its obligation to pay said liquidated damages in the amounts set out below. Esmor is entitled to completion of the project within the time fixed above or within such further time, if any, as may be allowed in accordance with the provisions of the contract. In the event of termination of the contract by Esmor for cause prior to completion as provided in the Contract Documents, A&S shall be liable to Esmor for the per diem liquidated damages described above for each day A&S is in arrears in the performance of its work.

10.05 Indemnification. A&S hereby assumes entire responsibility and liability for any and all damages or injury of any kind or nature whatever (including death resulting therefrom) to all persons, whether employees of A&S or otherwise, and to all property caused by, resulting from, arising out of or occurring in





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connection with the execution of this contract and/or the work performed by A&S to the extent, but only to the extent, that such damage or injury results from the negligence of A&S, by act or omission, or any of its agents, employees or representatives. If any claims for such damage or injury (including death resulting therefrom) be established by a final non-appealable judgment issued by a court of competent jurisdiction, A&S agrees to indemnify, defend and save harmless, Esmor, the State, the Commission and Corporation, their officers, agents, servants and employees from and against any and all such claims.

10.06 Patent Indemnity. A&S shall pay all royalties and license fees and shall defend all suites on claims for infringement of any patent right and shall indemnify and save Esmor and its officers, agents, and employees harmless from and against all claims for patent infringement based on materials or equipment incorporated into the Project.

                                   ARTICLE XI
                          PROJECT INSURANCE AND BONDS

11.01 Insurance. A&S shall secure and retain, or shall cause to be secured and retained, such policy or policies of insurance as are required by the RFP and other Contract Documents, including (i) coverage against all claims; (ii) coverage to protect against all claims arising form Services performed hereunder; and (iii) coverage to protect from actions by a third party against A&S and Esmor as a result of this Contract, and (iv) builders risk/casualty loss coverage for the Project. The insurance required by this Section 11.01 shall be written for not less than any limits of liability specified herein and in Related Documents, or required by law, whichever is greater, and shall include "coverage for liabilities assumed by this contract", as applicable to the obligations of Esmor and A&S hereunder. A&S shall submit insurance as shown on Exhibit E to Esmor for review and approval, which





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approval shall not be unreasonably withheld, but all insurance carriers must have an A.M. Best & co. rating of at least "A". the insurance coverage provided by A&S hereunder shall name Esmor, the commission and Trustee (as their interests may appear) as additional insureds and loss payees.

11.02 Amounts and Types. During the performance of Services hereunder, A&S shall maintain insurance for the mutual protection and benefit of it, Esmor and the commission to cover claims that may arise out of our result from A&S's Services hereunder, whether same bye by A&S or a subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable; and such insurance shall include the types and shall be for amounts set forth on the attached Exhibit E. Such insurance set forth on the attached Exhibit E shall cover claims for damages insured by usual personal liability coverage that are sustained (a) by any person as a result of an act directly or indirectly related to the employment of such person by A&S or (b) by any other person; and (c) claims for damages because of injury to or destruction of tangible property, including loss of use resulting therefrom. Compliance with the foregoing insurance requirements shall not relieve A&S from any liability under the indemnity provisions of Article X hereof.

11.03 Cancellation. Esmor, the Commission, the Corporation and Trustee will be given written notice thirty (30) days prior to any cancellation of any insurance required to be maintained hereunder. A&S shall be diligent in replacing any canceled insurance and, subject to the next sentence hereof, shall replace such insurance in a timely fashion to avoid any potentially uninsured liabilities of the type required to be covered by insurance. In the event that any insurance described herein or any portion thereof becomes commercially unavailable, A&S shall obtain, with the approval of Esmor, the Commission and the Corporation, such suitable





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replacement insurance as any be available and the insurance coverage required by this Contract shall be modified accordingly.

11.04 Subcontractors. A&S shall require all subcontractors to obtain, maintain, and keep in force insurance coverage in accordance with accepted industry standards during the time they are engaged hereunder.

11.05 Bonds. A&S shall furnish to Esmor performance and payment bonds each in the amount of Thirteen Million Nine Hundred Ninety-Six Thousand One Hundred Fifty and No/100 Dollars ($13,996,150.00) for the Project which bond shall name Esmor, the Commission and the Corporation as obligees. Each bond shall be executed by a corporate surety or corporate sureties that are acceptable to Esmor, and duly authorized to do business in the State, and are executed on forms approved by Esmor. If a surety upon any bond furnished in connection herewith becomes insolvent, or otherwise not authorized to do business in the State, A&S shall promptly replace the bond or furnish equivalent security acceptable to Esmor.

                                  ARTICLE XII
                         EVENTS OF DEFAULT AND REMEDIES

12.01 Default by A&S. The following events shall be considered events of default by A&S:

         (a) A material failure to keep, observe, perform, meet or comply with any covenant, agreement, term or provision of this Contract, or of any of the contract Documents, which are to be kept, observed, met performed or complied with by A&S;

         (b) If A&S shall (i) admit in writing its inability to pay its debts; (ii) make a general assignment for the benefit





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                 of creditors; (iii) suffer a decree or order appointing a
                 receiver or trustee for it or substantially all of its property to be entered and, if entered without its consent, not to be stayed or discharged with sixty (60) days; (iv) suffer proceedings under any law relating to bankruptcy, insolvency, or the reorganization of relief of debtors to be instituted by or against it and, if contested by it, not to be dismissed or stayed within sixty (60) days; or (v) suffer any judgment, writ of attachment or execution, or any similar process to be issued or levied against a substantial part of its property which is not released, stayed, bonded, or vacated within sixty (60) days after issue or levy.

12.02 Esmor's Remedies. Upon an Event of Default by A&S, esmor without prejudice to its other rights and remedies hereunder, shall be entitled to terminate this Contract for cause and the procedure outlined in the performance bond for completion of the contraction work shall be followed; provided, however, that no default by A&S shall constitute an Event of Default unless and until:

         (a) Esmor has given at least ten (10) business days prior written notice thereof to A&S specifying that a default(s) has occurred that will, unless corrected, constitute a material breach hereof; and

         (b) A&S either (i) has not corrected such default or has not initiated reasonable steps to do so within said ten (10) business day period, or (ii) if such reasonable steps have been initiated within such period, did not thereafter continue to take reasonable steps to correct such default within such time period as Esmor and A&S shall have previously agreed in writing to constitute a sufficient time within which to accomplish such correction.





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12.03   Other Default.  The following shall constitute Events of Default on the part of Esmor:

Failure by Esmor to observe and perform any covenant, condition, or agreement on its part to be observed or performed, or its failure or refusal to substantially fulfill any of its obligation hereunder, unless caused by the default of A&S, which action continues for twenty days after receipt of written notice from A&S specifying that a default has occurred that will, unless corrected, constitute a material breach hereof.

12.04 Remedy of A&S. Upon an Event of Default by Esmor, A&S shall be entitled to take the following remedial steps, provided that the default has not been cured prior to termination of the time periods indicated below:

With respect to the failure of Esmor to pay any installment of the Contract Price within thirty calendar days from the due date thereof, A&S may suspend its performance of Services (and the Construction Schedule shall be adjusted accordingly); and, if such failure to pay continues for a period of thirty
(30) days thereafter, terminate this Contract, which termination shall be without prejudice to A&S's other rights and remedies hereunder.

12.05 No Remedy Exclusive. The termination rights and remedies of A&S and Esmor provided herein are cumulative and in addition to any other rights and remedies provided by law or hereunder.

                                  ARTICLE XIII
                                  TERMINATION

13.01 Termination Payment. Upon termination of A&S's Services hereunder A&S shall be paid, in accordance with the provision of Article VII, for all work satisfactorily performed in accordance with the Contract Documents up to and including the date of





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termination, including any earned retain age and materials purchased, delivered or stored but not installed, less the cost for correcting any work that was not satisfactorily performed in accordance with the contract Documents, and less any Liquidated Damages applicable to A&S. In no event shall A&S be paid monies for any portion of the Project in excess of the values set forth in the Schedule of Values attached hereto as Exhibit B.

13.02 A&S Responsibility. After receipt of a notice of termination and unless otherwise directed by the Commission, A&S shall immediately proceed with the following obligations:

         (a)     Stop work as specified in the notice;

         (b) Place not further contracts or orders for materials or Services; and

         (c) Deliver to Esmor all supplies, equipment, and materials for which A&S has been reimbursed

                                  ARTICLE XIV
                       RESOLUTION OF CLAIMS AND DISPUTES

14.01   Binding Effect.  The dispute resolution procedures contained in this
Article XIV shall govern disputes between Esmor and A&S. Disputes resolved in accordance with such procedures shall be binding on Esmor and A&S.

14.02 Architect/Engineer Review. All Claims as defined herein must be submitted in writing by A&S to the A/E not later than thirty (30) calendar days from the date of the occurrence of the event which gives rise to the Claim. Failure to submit any Claim to the A/E within such thirty calendar day notice period will bar any relief hereunder. The A/E will review Claims and take on or more of the following preliminary actions within ten (10) days (the





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"review period") of receipt thereof.  (1) request additional supporting data from the claimant, (2) reject the Claim in whole or in part, and request additional supporting data from the claimant, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party, or (5) suggest a compromise. If the A/E does not believe that the dispute can be resolved within the review prior and the resolution period referenced below, it shall submit a schedule to the parties indicating when it expects to take action and the parties shall agree thereto or proceed in accordance with the provisions of Section 14.03. The A/E shall also notify A&S if the Claim involves an adjustment in the Contract price, Construction schedule and/or Schedule of Values. The A/E shall not incur any liability for any action taken pursuant to this Section 14.02 provided that such action is taken in good faith.

14.03 Decision. If a Claim is not resolved by mutual agreement of the parties, the party making the Claim shall within ten (10) days (the "resolution period") after Commission's Representative preliminary response, take one or more of the following actions in writing: (1) submit additional supporting date requested by the Commission's Representative, (2) modify the initial Claim, or (3) notify the Commission's Representative tat it affirms the initial Claim. If a Claim has not been resolved in accordance with the foregoing, the Commission's Representative will notify the parties in writing that a decision will be make within seven (7) days after expiration of the resolution period, which decision will be final and binding on the parties, unless appealed in accordance with Section 14.04, in which case the Commission's Representative decision shall not be implemented. Within such time period, the commission's Representative will render to the parties its written decision relative to the Claim, including, subject to Section 7.03 hereof, any adjustment in the Construction Price, Construction Schedule, or Schedule of Values.





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14.04   Appeal of Decision.  When the Commission's Representative issues a schedule in accordance with the provisions of Section 1.02 or a written decision in accordance with the provisions of Section 14.03, either A&S, the commission or Esmor may appeal such schedule or decision by giving written notice to the other parties with thirty (30) calendar days of receipt of the Commission's Representative written decision of its intent to appeal the Commission's Representative decision. Appeal of (i) the Commission's Representative schedule including the merit of the claim with respect thereto, or (ii) the Commission's Representative written decision, shall be settled by arbitration in accordance with the procedures of Chapter 60-4 Florida Administrative Code.

                                   ARTICLE XV
                               SPECIAL COVENANTS

15.01 Right of Access. A&S hereby agrees that employees and agents of Esmor, the Commission, the Corporation, the State, and the Trustee shall have the right to enter upon the Project at any time for inspections and other purposes; provided, however, that during the performance of Services the procedures, described in Exhibit F hereto, to be provided by the Commission must be satisfied in order for any persons who are not employees of A&S to be admitted to the Project. The Governor, members of the Legislature, and all other members of the Executive and judicial Departments of the State, as well ass any other persons designated, shall be admitted into the Project at any time, subject to compliance with the procedures set forth in Exhibit F.

15.02 Time of Essence. Time is of the essence in the performance of this Contract.

15.03 Right to Audit. The Commission, the Corporation, and Esmor (if requested to do so by the Commission and the Corporation) shall have the right to examine and/or audit all financial





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transactions and data, reports, correspondence, and other documents relating to the Project. All subcontracts shall contain similar audit provisions that provide Esmor, the Commission and the Corporation with the right to examine and audit all records pursuant to such subcontracts that relate to the Project.

15.04 Site Drawings. A&S shall maintain at the site of the Project one copy of all record plans and Specifications, in good order and marked to record all Changes made during construction of the Project. On or before final payment to A&S hereunder, one contract set of the record Plans and Specifications as built shall be provided to Esmor; provided, however, that the Plans and Specifications furnished by A&S shall remain the property of the A/E to the extent provided for in A&S's contract with the A/E and the Plans and Specifications are not to be used by A&S or Esmor on any other Project.

15.05 Damage to Property. A&S shall not have any liability for loss or damage to property owned or leased or otherwise in the possession, control or custody of Esmor, the Corporation or the Commission, that is wrongly or incorrectly on the premises of the Project, unless such damage is caused solely or partially by A&S's fault or negligence, in which case A&S shall be liable for only the portion so caused.

15.06 Consequential Damages. Neither party hereto nor any of their subcontractors, suppliers or vendors of any tier providing equipment, materials or services for the Project shall be liable to the other party for consequential loss or damage, including but not limited to, loss of use, loss of profit, loss of revenue, debt service or rental payments, and each party hereby, to the extent allowed by law, releases the other and such subcontractors, suppliers and vendors therefrom.





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15.07   Statutory Requirements.  This contract shall be subject to F.S.
255.2502 and 255.2503.

                                  ARTICLE XVI
                                 MISCELLANEOUS

16.01 Counterparts. This Contract may be executed in any number of counterparts and by the different parties hereto on separate counterparts.

16.02 Headings. The headings used herein are for convenience of reference only and shall not constitute a part hereof or affect the construction of interpretation hereof.

16.03 Severability. If any clause, provision, or section hereof be held illegal, invalid, or unenforceable by any court, the illegality, invalidity, or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions, or sections hereof, and this Contract shall be construed and enforced as if such illegal, invalid, or unenforceable clause, provisions or section had not been contained herein.

16.04 Trustee. Trustee shall have no obligation, liability or responsibility hereunder, its only obligations being set forth in the Indenture, and to make disbursements as directed under the Indenture, and Trustee shall be fully protected and shall incur no obligation, liability or responsibility hereunder in making payments as directed under the Indenture.

16.05 Assignment. A&S shall not assign any portion of this Contract without the express prior written consent of Esmor and the Commission and such consent to assignment shall not be unreasonably withheld.





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16.06   Waiver.  No failure on the part of any party to exercise and no delay in exercising, and no course of dealing with respect to any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights or remedies provided by law or in equity, except as expressly set forth herein.

16.07 Notices. All notices, certificates, requests, or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by first class mail (except as otherwise specified herein), postage prepaid, addressed as follows:

TO Esmore:                        Esmor Correctional Services, Inc.
                                  1819 Main Street, Suite 1000
                                  Sarasota, Florida  34236
                                  Attn:  James F. Slattery

TO A&S:                           Bison Industries, Inc., d/b/a
                                  A&S Steel Buildings, Inc. of Amarillo
                                  5744 Canyon Drive
                                  Amarillo, Texas 79109
                                  Attn:  President

TO THE COMMISSION:                Correctional Privatization Commission
                                  Knight Building, Suite 312, Room B
                                  2737 Centerview Drive
                                  Tallahassee, Florida  32399-0950

TO THE CORPORATION:               Florida Correctional Finance
                                  Corporation
                                  4030 Esplanade Way, Suite 315
                                  Tallahassee, Florida 32399-0950
                                  Attn:  President





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Each party may, by notice given under this Section, designate any further or different addresses to which subsequent notices, certificates, requirements, or other communications shall be sent.

16.08 Amendment. This Contract shall not be amended except by written agreement by the parties hereto.

16.09 Governing Law. This contract shall be governed by the laws of the State of Florida and any suits for breach hereof shall be instituted and maintained in any court of competent jurisdiction.

16.10 Terminology. All personal pronouns used herein whether used in masculine, feminine, or neuter gender, shall include the singular.

16.11 Integration. This Contract sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior agreements, commitments, representations, writings, negotiations, and discussions between them.

16.12 Inspection. A&S acknowledges that it has had an adequate opportunity to inspect the Plans and Specifications, all legal requirements applicable to the construction of the Project and the visible appearance of the site upon which the Project will be constructed. A&S has not relied upon any information, representations, or warranties furnished to A&S by Esmor except as specifically set forth in this Contract and the Request for Proposals issued by the Commission for the design, construction, financing and operation of 350 bed facility.

16.13 Public Records. This contract may be unilaterally cancelled by Esmor for the refusal by A&S to allow public access to all documents, papers, letters, or other material subject to the





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provisions of Chapter 119, Fla. Stat., and made or received by A&S in conjunction with the contract when such access has been determined by the Commission to have been denied by A&S.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed by its duly authorized representatives on the respective dates set for below.

                                            Esmor Correctional Services, Inc.


DATE:  December 28, 1995                    BY: /s/ James F. Slattery
                                                -----------------------------
                                                James F. Slattery, President

                                            Bison Industries, Inc. d/b/a
                                            A&S Steel Buildings, Inc.


DATE:  December 28, 1995                    BY: /s/ W.H. Attebury
                                                -----------------------------
                                                W.H. Attebury, President





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